Avantair, Inc. Reports Fiscal First Quarter 2010 Financial Results

Through Industry Downturn Avantair Delivers Quarterly Operating Profitability and Record Gains in Both Flight Time Cards Sold and Flight Hours

CLEARWATER, Fla. – November 16, 2009  -- Avantair, Inc. (OTCBB: AAIR), the sole North American provider of flight hour time cards and fractional shares in the Piaggio Avanti aircraft, today announced financial results for its fiscal first quarter ended September 30, 2009.

First Quarter Fiscal 2010 Highlights:

•	Total revenues of $35.2 million, an increase of 7.7%, as compared to $32.7 million for the three months ended September 30, 2008.
•
Flight time cards sold for the three months ended September 30, 2009 increased 69% to 86 compared to 51 flight time cards sold during the fiscal fourth quarter ended June 30, 2009, and 219% from 27 for the fiscal first quarter ended September 30, 2008.

•
Revenue-generating flight hours flown reached a new quarterly record, increasing 13% quarter-over-quarter to 9,356 hours compared to 8,277 hours for the fiscal fourth quarter ended June 30, 2009, and increasing 11% year-over-year compared to 8,393 for the fiscal first quarter ended September 30, 2008.

•	Operating income of $249,000, compared with an operating loss of $1.9 million in the first fiscal quarter of 2009.
•	EBITDA profit (profitable results from operations before depreciation and amortization) of $1.7 million, compared with an EBITDA loss of $820,000 in the first fiscal quarter of 2009.
•
Net loss attributable to common stockholders of $1.8 million, or $0.11 per basic and diluted common share, compared with a net loss attributable to common stockholders of $3.7 million, or $0.24 per basic and diluted common share, for the fiscal first quarter of 2009.

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Closed tranche of a PIPE (Private Investment in a Public Entity) financing on September 25th for $0.6 million, and through October 16th, the Company sold an additional 8.8 million shares of common stock generating net proceeds of approximately $8.0 million (subsequent event).

•	Fleet size increased to 55 aircraft, with three new Piaggio Avanti II aircraft in October (subsequent event).

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Avantair, Inc.

Steven Santo, Chief Executive Officer of Avantair, stated, “We delivered impressive record gains in flight time card sales and revenue-generating flight hours flown during the first quarter, both of which support our recent fleet expansion of an additional four aircraft, three of which have already been received and one of which is expected to be added during the current quarter.  Our program success is especially outstanding considering industry reports that indicate a downturn in private jet travel. Satisfied Avantair customers keep referring new customers, which is building our brand equity and driving the expansion of our market presence.

“In entering fiscal 2010, we’ve reached an important inflection point in our business where we believe we are getting close to our goal of sustainable profitability. We believe there are significant barriers to successful entry into our light-jet private transportation category, where we have already established critical mass, scale economies, and low-cost luxury transport leadership.  While competitors are downsizing operations in the current environment, we are adding pilots, flight hours, aircraft, and adding to our sales force to meet escalating demand,” Mr. Santo continued.

“Environmental concern is yet another factor working in our favor.  With travelers seeking responsible private transportation and alternatives to high cost, high emission air travel, customers are placing increasing value on our Piaggio aircraft fleet which offers the lowest fuel burn and carbon emissions in the industry.

“Our excellence in each of these areas reinforces Avantair’s highly competitive market position and supports our growth profile over the long term.  With exciting sales and marketing initiatives planned over the next several quarters, we look forward to achieving even more milestones and building greater value for our shareholders during fiscal year 2010.”

Avantair, Inc.

Use of Non-GAAP Measures of Performance

The Company believes that EBITDA (results from operations before depreciation and amortization) is useful to investors as it excludes certain non-cash expenses that do not directly relate to the operation of aircraft.  This measure is a supplement to generally accepted accounting principles (GAAP) used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures.  In addition, the Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.  Income from operations, which the Company believes to be the most directly comparable GAAP financial measure, would include depreciation and amortization expense.  Depreciation and amortization expense was approximately $1.5 million and $1.1 million for the three months ended September 30, 2009 and 2008, respectively, resulting in income from operations of approximately $249,000 for the three months ended September 30, 2009 and loss from operations of approximately $1.9 million for the three months ended September 30, 2008.

Conference Call

Chief Executive Officer Steven Santo, Chief Financial Officer Richard Pytak and Chief Operating Officer Kevin Beitzel will hold a conference call with the financial community today at 5:00 p.m. Eastern time to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing 1-877-941-4776 (480-629-9762 for international callers).  When prompted, ask for the "Avantair, Inc. Fiscal First Quarter 2010 Earnings Conference Call."  A telephonic replay of the conference call may be accessed approximately two hours after the call through November 30, 2009 by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4182037#.  The conference call will be webcast simultaneously on the Avantair, Inc. website at www.avantair.com under Investors: Event Calendar.  The webcast replay will be archived for 12 months.

Avantair, Inc.

About Avantair

Avantair, the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, is headquartered in Clearwater, FL, with over 400 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 55 aircraft, with another 53 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: http://www.avantair.com ..

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov , discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Avantair, Inc.

Contact:
Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Kristen McNally
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	avantair@tpg-ir.com

– Financial Tables to Follow –

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30,	June 30,
	2009	2009
	(Unaudited)	(Note 2)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,055,746	$3,773,789

Accounts receivable, net of allowance for doubtful accounts of $231,559 at September 30,
2009 and $187,842 at June 30, 2009	6,235,907	5,711,055
Inventory	119,875	140,997
Current portion of aircraft costs related to fractional share sales	34,829,890	36,910,206
Notes receivable	158,133	272,731
Prepaid expenses and other current assets	1,228,475	1,278,506

Total current assets	47,628,026	48,087,284

Aircraft costs related to fractional share sales, net of current portion	62,166,794	70,199,786

Property and equipment, at cost, net of accumulated depreciation and amortization of
$13,938,803 at September 30, 2009 and $11,695,228 at June 30, 2009	28,617,517	29,842,365

OTHER ASSETS
Cash - restricted	2,354,665	2,352,337
Deposits on aircraft	10,468,616	9,264,890
Deferred maintenance on aircraft engines	1,039,685	1,538,175
Goodwill	1,141,159	1,141,159
Other assets	1,781,350	1,639,407

Total other assets	16,785,475	15,935,968

Total assets	$155,197,812	$164,065,403

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30,	June 30,
	2009	2009
	(Unaudited)	(Note 2)
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$5,640,012	$7,307,320
Accrued liabilities	5,671,418	5,010,745
Customer deposits	1,824,978	1,282,936
Short-term debt	11,500,000	11,500,000
Current portion of long-term debt	10,266,419	11,020,590
Current portion of deferred revenue related to fractional aircraft share sales	40,606,022	43,385,779
Unearned management fees and flight hour card revenues	24,035,399	17,807,796

Total current liabilities	99,544,248	97,315,166,

Long-term debt, net of current portion	18,400,719	20,111,011
Deferred revenue related to fractional aircraft share sales, net of current portion	56,702,118	65,071,197
Other liabilities	3,198,883	3,047,329

Total long-term liabilities	78,301,720	88,229,537

Total liabilities	177,845,968	185,544,703

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock $.0001 par value, authorized 300,000 shares; 152,000
shares issued and outstanding	14,550,907	14,528,383

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 16,977,642 shares issued and outstanding at September 30, 2009 and 16,463,615 shares issued and outstanding
at June 30, 2009	1,697	1,646
Additional paid-in capital	48,222,616	47,667,493
Accumulated deficit	(85,423,376)	(83,676,822)

Total stockholders' deficit	(37,199,063)	(36,007,683)

Total liabilities and stockholders' deficit	$155,197,812	$164,065,403

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
Three Months Ended September 30, 2009 and 2008
(Unaudited)

	2009	2008
Revenue
Fractional aircraft sold	$11,978,836	$12,493,716
Maintenance and management fees	17,974,569	17,077,139
Flight hour card and Axis Club Membership revenue	3,858,470	1,844,126
Other revenue	1,393,009	1,261,480

Total revenue	35,204,884	32,676,461

Operating expenses
Cost of fractional aircraft shares sold	10,200,603	10,605,023
Cost of flight operations	12,420,238	11,810,384
Cost of fuel	3,638,902	4,512,406
General and administrative expenses	6,252,381	5,660,787
Selling expenses	985,765	907,751
Depreciation and amortization	1,457,917	1,082,265
Total operating expenses	34,955,806	34,578,616

Income (loss) from operations	249,078	(1,902,155)

Other income (expenses)
Other income	2,250	1,200
Interest income	5,163	24,703
Interest expense	(1,623,454)	(1,459,481)
Total other expenses	(1,616,041)	(1,433,578)

Net loss	(1,366,963)	(3,335,733)

Preferred stock dividend and accretion of expenses	(402,115)	(391,513)
Net loss attributable to common stockholders	$(1,769,078)	$(3,727,246)

Loss per common share:
Basic and diluted	$(0.11)	$(0.24)

Weighted- average common shares outstanding:

Basic and diluted	16,468,122	15,287,694